CONSENT OF ROBERT C. LAU




         The undersigned consents to the reference to him under the caption "Management" in the Registration Statement (Form SB-2) and related Prospectus of Niche Pharmaceuticals, Inc. (the "Company") covering the registration of 1,560,000 the Company's Common Shares and 140,000 of the Company's Warrants.


Coconut Grove, Florida
September 16, 1997

                                                    /s/ Robert C. Lau
                                                    -----------------------
                                                         ROBERT C. LAU


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